Exhibit 32.1

Certification Pursuant to 18 USC ss.1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Capacitive Deionization Technology Systems, Inc. (Company) on Form 10-QSB (Report) for the quarter ended June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof. I, Dallas Talley, Chief Executive Officer, and I, Phil Marshall, Chief Financial Officer of the Company, certify to the best of our knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Dallas Talley
Dallas Talley Chief Executive Officer

/s/ Phil Marshall
Phil Marshall Chief Financial Officer

Dated: August 14, 2003